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                                                                     EXHIBIT 5.2



                        [COOLEY GODWARD LLP LETTERHEAD]



January 9, 1998


Allergan, Inc.
2525 Dupont Drive
Irvine, CA  92612

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Allergan, Inc. (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 5,000,000 shares of Common Stock of the Company, $0.01 par value (the "Shares"), upon exercise of the Company's Purchase Option, as such term is defined in the Restated Certificate of Incorporation of Allergan Specialty Therapeutics, Inc. filed as Exhibit 3.3 to the Registration Statement.

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

This opinion is limited to the general corporation laws of the State of Delaware. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued in accordance with the Registration Statement and the related Prospectus upon exercise of the Purchase Option, will be validly issued, fully paid and nonassessable.

This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any



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Allergan, Inc.
January 9, 1998
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purpose, without our prior written consent. We disclaim any obligation to advise you of any developments that occur after the date of this opinion.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.


Respectfully,

COOLEY GODWARD LLP


Thomas A. Coll